LIMITED POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS,
dated as of September 1, 2005, that
Federated Core Trust, a business trust duly organized under the laws of the Commonwealth of Massachusetts (the "Trust"), does hereby nominate, constitute and appoint Federated Investment
Management Company, a business trust duly organized under the laws of the state of Delaware (the
"Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Trust, acting on behalf of each of the series portfolios for which the Adviser acts as investment adviser shown on Schedule 1 attached hereto and incorporated by reference herein (each such series portfolio being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Trust in accordance with Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Adviser as investment adviser of each Fund under that certain investment advisory contract dated September 1, 2005, by and between the
Adviser and the Trust (such investment
advisory contract, as may be amended,
supplemented or otherwise
modified from time to time is hereinafter referred to as the "Investment Advisory Contract").

		The Adviser shall exercise or
omit to exercise the powers and authorities granted herein in each case as the Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. The Trust hereby ratifies and confirms as good and effectual, at law or in equity, all that the Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Adviser to act or assume responsibility for any matters referred to above or other matters even though the Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract,
(ii) to amend, modify, limit or
denigrate any duties, obligations or liabilities of the Adviser under the terms of the Investment Advisory
Contract or (iii) exonerate, relieve or release the Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Adviser (x) under the terms of the Investment
Advisory Contract or (y) at law,
or in equity, for the performance of its duties as the investment adviser of any of the Funds.

		The Trust hereby agrees to
indemnify and save harmless the
Adviser and its trustees,
officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified
Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of
Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Trust, including without limitation the reasonable costs, expenses and disbursements in connection with defending such
Indemnified Party against
any claim or liability related to the exercise or performance of any of the Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Trust, or the taking of any action under or in connection with any of the foregoing.
The obligations of the Trust
under this paragraph shall survive the
termination of this Limited Power of
Attorney with respect to actions
taken by the Adviser on behalf of the
Trust during the term of this Limited
Power of Attorney.  No Fund
shall have any joint or several obligation with any other Fund to reimburse or indemnify an Indemnified
Party for any action, event, matter or
occurrence performed or omitted by or
on behalf of the Adviser in its
capacity as agent or attorney-in-fact of Trust acting on behalf of any other Fund hereunder.

		Any person, partnership,
corporation or other legal entity
dealing with the Adviser in its
capacity as attorney-in-fact hereunder
for the Trust is hereby expressly
put on notice that the Adviser is
acting solely in the capacity as an agent of the Trust and that any such person, partnership, corporation or other legal entity must look solely to the Trust in question for enforcement of any claim against the Trust, as the Adviser assumes no personal liability whatsoever for obligations of the Trust entered into by the Adviser in its capacity as attorney-in-fact for the Trust.

		Each person, partnership,
corporation or other legal entity
which deals with a Fund of the
Trust through the Adviser in its capacity as agent and attorney-in-fact of the Trust, is hereby expressly put on notice (i) that all persons or entities dealing with the Trust must look solely to the assets of the Fund of the Trust on whose behalf the Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Trust, as the Trustees, officers and/or agents of such Trust, the shareholders of the various classes of shares of the Trust and the other Funds of the Trust assume no personal liability whatsoever for obligations entered into on behalf of such Fund of the Trust, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund of the Trust.

		The execution of this
Limited Power of Attorney by the Trust
acting on behalf of the
several Funds shall not be deemed to
evidence the existence of any express
or implied joint undertaking or
appointment by and among any or all
of the Funds.  Liability for or
recourse under or upon any undertaking
of the Adviser pursuant to the power or
authority granted to the Adviser
under this Limited Power of
Attorney under any rule of law, statute
or constitution or by the enforcement
of any assessment or penalty
or by legal or equitable proceedings or
otherwise shall be limited only to the
assets of the Fund of the Trust
on whose behalf the Adviser was acting
pursuant to the authority granted hereunder.

		The Trust hereby agrees that
no person, partnership, corporation
or other legal entity
dealing with the Adviser shall be bound
to inquire into the Adviser's power
and authority hereunder and
any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Trust that this Limited Power of Attorney has been revoked. This Limited Power of
Attorney shall be revoked and terminated automatically upon the cancellation or termination of the
Investment Advisory Contract between the
Trust and the Adviser.  Except as
provided in the immediately
preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Trust at any time provided that no such revocation or termination shall be effective until the Adviser has received actual notice of such revocation or termination in writing from the Trust.

		This Limited Power of Attorney
constitutes the entire agreement between the Trust and the Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns;
provided, however, the Adviser
shall have no power or authority
hereunder to appoint a successor or
substitute attorney in fact for the Trust.

		This Limited Power of Attorney
shall be governed and construed
in accordance with the
laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. If any provision hereof, or any power or authority conferred upon the
Adviser herein, would be invalid or
unexercisable under applicable law,
then such provision, power or
authority shall be deemed modified to
the extent necessary to render it valid
or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

		This Limited Power of Attorney
may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts.
This Limited Power of
Attorney shall become binding on the Trust when the Trust shall have executed at least one counterpart and the Adviser shall have accepted its appointment by executing this Limited
Power of Attorney.  Immediately
after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Trust and the Adviser will execute sufficient counterparts so that the
Adviser shall have a counterpart executed by it and the Trust, and the Trust shall have a counterpart executed by the Trust and the Adviser.
Each counterpart shall be deemed
an original and all such taken
together shall constitute but one and
the same instrument, and it shall not
be necessary in making proof of
this Limited Power of Attorney to
produce or account for more than
one such counterpart.

		IN WITNESS WHEREOF, the Trust has
caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.

Federated Core Trust


By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President






Accepted and agreed to this
September 1, 2005

Federated Investment Management Company


By:  /s/ Keith M. Schappert
Name:  Keith M. Schappert
Title:  President/CEO



Schedule 1
to Limited Power of Attorney
dated as of September 1, 2005
(revised as of December 19, 2007)
by Federated Core Trust
(the Trust"), acting on
behalf of each of the series portfolios
listed below, and appointing
Federated Investment Counseling
the attorney-in-fact of the
Trust


List of Series Portfolios

Federated Inflation-Protected
Securities Core Fund
Federated Core Trust
Page 4	September 1, 2005